UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

IEG HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Florida	000-55463	90-1069184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 490, Las Vegas, NV	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 227-5626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2018, Investment Evolution Crypto, LLC (“Crypto”), a wholly owned subsidiary of IEG Holdings Corporation (the “Company”), entered into a Statement of Work (the “Agreement”) with Intellectsoft LLC (“Intellectsoft”). Pursuant to the Agreement, Intellectsoft agreed to provide certain blockchain development services, including business and functional requirements analysis, market and technical research and an estimation/development plan, in exchange for the payment by Crypto of $18,200. Intellectsoft assigns its entire right, title and interest in anything created by Intellectsoft for Crypto pursuant to the Agreement; provided that Crypto provides payment in full of amounts owed under the Agreement.

Either party may terminate the Agreement by providing 30 days’ prior written notice to the other party.

Item 7.01	Regulation FD Disclosure.

On February 26, 2018, the Company issued a press release regarding the hiring of Intellectsoft and regarding its new Philippines cryptocurrency remittance plans. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Statement of Work dated February 26, 2018 between Investment Evolution Crypto, LLC and Intellectsoft, LLC.
99.1	Press release of IEG Holdings Corporation dated February 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: March 5, 2018	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer